Exhibit 31.2
CERTIFICATION
I, Bill Wafford, certify that:

1.I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of J. C. Penney Company, Inc.; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 20, 2020

/s/ Bill Wafford
Bill Wafford
Executive Vice President, Chief Financial Officer